          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997
                                                              FILE NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                          BOSTON SCIENTIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                        04-2695240
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    1995 LONG-TERM INCENTIVE PLAN, AS AMENDED
                  1992 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (FULL TITLE OF THE PLANS)


                                 PAUL W. SANDMAN
              SENIOR VICE-PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          BOSTON SCIENTIFIC CORPORATION
                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (508) 650-8000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------------------- -------------------------- -------------------------- -----------------------
   Title of Securities            Amount to be         Proposed Maximum Offering      Proposed Maximum              Amount of
     to be Registered              Registered             Price Per Share(*)         Aggregate Offering          Registration Fee
                                                                                          Price(*)
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------
Common Stock                11,000,000 Shares          $59.625                    $655,875,000               $198,750
$.01 par value
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------


         * This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not know how many shares will be purchased under the Boston Scientific Corporation 1995 Long-Term Incentive Plan, as amended, and the Boston Scientific Corporation 1992 Employee Stock Purchase Plan, as amended, or at what price such shares will be purchased. As to such plans, the above calculation is based on the offering of 11,000,000 shares at a purchase price of $59.625 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported in the New York Stock Exchange Composite on April 9, 1997.


                                  Page 1 of 16
                        Exhibit Index Appears on Page 10

This Registration Statement registers an increase in shares available for issuance under the Registrant's 1995 Long Term Incentive Plan, as amended, and 1992 Employee Stock Purchase Plan, as amended, approved by shareholders of the Registrant in May 1996.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1:  Plan Information.*

Item 2:  Registrant Information and Employee Plan Annual Information.*










--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

                  The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;
                  2. The Registrant's Current Report on Form 8-K with respect to an event dated January 20, 1997; and
                  3. The descriptions of the Common Stock as set forth in the Registrant's Registration Statements pursuant to
                           Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filling of such documents.

Item 5:  Interests of Named Experts and Counsel

                  Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Paul W. Sandman, Senior Vice President, General Counsel and Secretary of the Company. Mr. Sandman holds shares and options to purchase shares of the Registrant's Common Stock and is compensated by the Registrant as an executive officer of the Registrant.

Item 6:  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. A Delaware corporation may also indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor subject to the same conditions set forth in the immediately preceding sentences, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expense may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 145 of the DGCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. The Registrant is insured against liabilities which it may incur by reason of its indemnification obligations under its Certificate of Incorporation, By-laws and indemnification agreements.

                  Article Tenth of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify, defend and hold harmless directors, officers, employees and agents of the Registrant to the fullest extent currently permitted under the DGCL.

                  In addition, Article Ninth of the Registrant's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, provides that neither the Registrant nor its stockholders may recover damages from the Registrant's directors for a breach of their fiduciary duty in the performance of their duties as directors of the Registrant, unless such breach relates to (i) the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) any transactions for which the director derived an improper benefit. The Registrant's By-laws provide for indemnification of the Registrant's directors, officers, employees and agents on the terms permitted under Section 145 of the DGCL described above.

                  The Registrant has entered into indemnification agreements with certain of its directors and executive officers. These agreements provide rights of indemnification that are substantially similar to those provided by the Registrant's Certificate of Incorporation and By-laws. Additionally, the agreements provide that within thirty days of a written demand for indemnification, and within five business days of a request for an advance of expenses, the Registrant shall either make payment or determine that the relevant standards for indemnification have not been met; that in any action brought by an indemnitee to enforce the right to indemnification or advances, the burden of proving that any indemnification or advance is not appropriate shall be on the Registrant; that neither the timing of the Registrant's decision whether to indemnify nor any determination by the Registrant that the indemnitee has not met such standards shall create any presumption in such an action that the indemnitee has not met such standards; and that the indemnitee's expenses incurred in bringing such an action and/or in an action seeking recovery under any directors' and officers' liability insurance policies maintained by the Registrant shall also be indemnified by the Registrant.

Item 8:  Exhibits

                  The following exhibits are filed as part of this Registration
                  Statement:

4.1 Second Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit
                  3.1 to the Annual Report on Form 10-K of the Registrant for the Registrant's 1995 fiscal year and Exhibit 3.2 to the Annual Report on Form 10-K of the Registrant for the Registrant's 1995 fiscal year (File No. 1-11083).

4.2 Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

4.3 Specimen certificate representing Boston Scientific Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980)

*5.1 Opinion and Consent of General Counsel as to the legality of the securities being registered.

10.1 Boston Scientific Corporation 1995 Long Term Incentive Plan, as Amended (Exhibit 10.3, Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-11083).

10.2 Boston Scientific Corporation 1992 Employee Stock Purchase Plan, as Amended (Exhibit 10.16, Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-11083).

*23.1             Consent of Ernst & Young LLP.

*23.2             Consent of Arthur Andersen LLP.

*23.3             Consent of Deloitte & Touche LLP.

*23.4             Consent of Price Waterhouse LLP.

23.5 Consent of General Counsel (contained in his opinion filed as Exhibit 5.1).

24 Power of Attorney (contained on the signature page of this Registration Statement).

*                 Filed herewith

Item 9:  Undertakings

                  A.         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts on the 11th day of April, 1997.


                               BOSTON SCIENTIFIC CORPORATION


                               By: /s/ Lawrence C. Best
                                   ---------------------------------------
                                   Lawrence C. Best
                                   Senior Vice President - Finance and
                                   Administration, and Chief Financial Officer

                                POWER OF ATTORNEY

                  We, the undersigned officers and Directors of Boston Scientific Corporation, hereby severally constitute and appoint Paul W. Sandman and Lawrence J. Knopf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                     Title                               Date
             ---------                                     -----                               ----
/s/ John E. Abele
-----------------------------
John E. Abele                                  Director, Founder                        April 11, 1997

/s/ Charles J. Aschauer, Jr.
-----------------------------
Charles J. Aschauer, Jr.                       Director                                 April 11, 1997


/s/ Randall F. Bellows
-----------------------------
Randall F. Bellows                             Director                                 April 11, 1997

             Signature                                     Title                               Date
             ---------                                     -----                               ----
/s/ Lawrence C. Best
-----------------------------
Lawrence C. Best                               Senior Vice President - Finance and      April 11, 1997
                                               Administration, and Chief Financial
                                               Officer (Principal Financial and
                                               Accounting Officer)

/s/ Joseph A. Ciffolillo                                                                April 11, 1997
-----------------------------
Joseph A. Ciffolillo                           Director

/s/ Joel L. Fleishman                                                                   April 11, 1997
-----------------------------
Joel L. Fleishman                              Director

/s/ Lawrence L Horsch
-----------------------------
Lawrence L. Horsch                             Director                                 April 11, 1997

/s/ N.J. Nicholas, Jr.
-----------------------------
N.J. Nicholas, Jr.                             Director                                 April 11, 1997

/s/ Peter M. Nicholas
-----------------------------
Peter M. Nicholas                              Director, Chairman of the Board,         April 11, 1997
                                               President and Chief Executive Officer
                                               (Principal Executive Officer)

/s/ Dale A. Spencer
-----------------------------
Dale A. Spencer                                Director                                 April 11, 1997

                                  Exhibit Index
                                  -------------

Exhibit No.                Description of Documents                              Page No.*
-----------                ------------------------                              ---------
3.1                        Second Restated Certificate of Incorporation of the
                           Registrant, as amended, incorporated by reference to
                           Exhibit 3.1 to the Annual Report on Form 10-K of the
                           Registrant for the Registrant's 1994 fiscal year and
                           Exhibit 3.2 to the Annual Report on Form 10-K of the
                           Registrant for the Registrant's 1994 fiscal year
                           (File No. 1-11083).

3.2 Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration
                           Statement on Form S-1 of the Registrant (Reg. No.
                           33-46980).

4.1                        Specimen certificate representing Boston Scientific
                           Common Stock, incorporated by reference to Exhibit
                           4.1 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980)

*5.1                       Opinion and Consent of General Counsel as to the          11
                           legality of the securities being registered.

10.1                       Boston Scientific Corporation 1995 Long Term
                           Incentive Plan, as Amended (Exhibit 10.3, Annual
                           Report on Form 10-K for the year ended December 31, 1996, File No. 1-11083).

10.2                       Boston Scientific Corporation 1992 Employee Stock
                           Purchase Plan, as Amended (Exhibit 10.16, Annual
                           Report on Form 10-K for the year ended December 31, 1996, File No. 1-11083).

*23.1                      Consent of Ernst & Young LLP. *23.2 Consent of            13
                           Arthur Andersen LLP.                                      14

*23.3                      Consent of Deloitte & Touche, LLP.  *23.4 Consent         15
                           of Price Waterhouse, LLP.                                 16

23.5 Consent of General Counsel (contained in his opinion filed as Exhibit 5.1)

24 Power of Attorney (contained in the signature page of this Registration Statement).